Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing Amendment to Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. This agreement may be included as an exhibit to such joint filing.

Dated: November 17, 2015.

RCA V GP LTD.

By:	/s/ Catherine J. Boggs
	Name:	Catherine J. Boggs
	Title:	Vice President and General Counsel

RESOURCE CAPITAL ASSOCIATES V L.P.

By: RCA IV GP LTD., General Partner

By:	/s/ Catherine J. Boggs
	Name:	Catherine J. Boggs
	Title:	Vice President and General Counsel

RESOURCE CAPITAL FUND V L.P.

By: Resource Capital Associates V L.P., General Partner

By: RCA V GP Ltd., General Partner

By:	/s/ Catherine J. Boggs
	Name:	Catherine J. Boggs
	Title:	Vice President and General Counsel

RCF MANAGEMENT L.L.C.

By:	/s/ Catherine J. Boggs
	Name:	Catherine J. Boggs
	Title:	Vice President and General Counsel